Exhibit 10.1
AMENDMENT NO. 6 TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 29, 2010, amends and supplements the Amended and Restated Credit Agreement dated as of June 9, 2008, as amended (as so amended, the “Credit Agreement”) among ANCHOR BANCORP WISCONSIN INC., a Wisconsin corporation (the “Borrower”), the financial institutions from time to time party thereto (individually a “Lender” and collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITAL
     The parties hereto desire to amend the Credit Agreement as provided below.
AGREEMENTS
     In consideration of the promises and agreements set forth in the Credit Agreement, as amended and supplemented hereby, the Borrower and the Lenders agree as follows:
     1. References. Upon the execution and delivery of this Amendment No. 6 to Amended and Restated Credit Agreement (“Amendment No. 6”) by the Borrower, the Lenders and the Agent and the satisfaction of the conditions listed in Section 3 below, each reference to the Credit Agreement contained in the Credit Agreement, and any other document, instrument or agreement relating thereto means the Credit Agreement as amended by this Amendment No. 6. This Amendment No. 6 is a Loan Document.
     2. Amendments to Credit Agreement.
          (a) The defined term “Badger Transaction Documents” in Section 1.1 of the Credit Agreement is deleted in its entirety.
          (b) The defined term “Base Rate” appearing in Section 1.1 of the Credit Agreement is amended in its entirety as follows:
          “Base Rate” means a per annum rate equal to 0.00%.

          (c) The defined term “Maturity Date” in Section 1.1 of the Credit Agreement is amended by deleting the date “May 31, 2010” and replacing it with the date “May 31, 2011”.
          (d) Section 2.3(b) of the Credit Agreement is amended in its entirety to read as follows:
     (b) Interest Payments. Interest accruing on the Loans shall be due on the earlier to occur of (i) the date the Loans are paid in full or (ii) the Maturity Date.
          (e) Section 2.6(a) of the Credit Agreement is amended in its entirety to read as follows:
     (a) Mandatory. [Intentionally deleted.]
          (f) Section 2.8(a) of the Credit Agreement is amended by deleting the date “May 31, 2010” appearing in subsection (ii) thereof and replacing it with “the Maturity Date”.
          (g) Section 4.11(e) of the Credit Agreement is amended in its entirety to read as follows:
     (e) Promptly, and in any event within 10 days, after the Borrower has knowledge thereof, a statement of the chief financial officer of the Borrower describing: (i) any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a Default hereunder or a default under any other material agreement to which the Borrower or any Subsidiary is a party, together with a statement of the actions which the Borrower proposes to take with respect thereto; and (ii) any pending or threatened litigation or administrative proceeding of the type described in section 4.3;
          (h) Section 4.15 of the Credit Agreement is amended in its entirety to read as follows:
               4.15 Financial Covenants.
          (a) The Subsidiary Bank shall maintain a Tier 1 Leverage Ratio of not less than (i) 3.75% at all times during the period from April 29, 2010 through May 31, 2010, (ii) 3.85% at all times during the period from June 1, 2010 through August 31, 2010, (iii) 3.90% at all times during the period from September 1, 2010 through November 30, 2010, and (iv) 3.95% at all times thereafter.

          (b) The Subsidiary Bank shall maintain a Total Risk Based Capital Ratio of not less than (i) 7.10% at all times during the period from April 29, 2010 through May 31, 2010, (ii) 7.35% at all times during the period from June 1, 2010 through August 31, 2010, (iii) 7.60% at all times during the period from September 1, 2010 through November 30, 2010, and (iv) 7.65% at all times thereafter.
          (c) The ratio of Non-Performing Loans to Gross Loans shall not exceed (i) 14.50% at all times during the period from April 29, 2010 through May 31, 2010, (ii) 13.00% at any time during the period from June 1, 2010 through September 30, 2010, (iii) 12.50% at any time during the period from October 1, 2010 through November 30, 2010, (iv) 12.00% at any time during the period from December 1, 2010 through March 31, 2010, (v) 11.00% at any time during the period from April 1, 2010 through April 30, 2010, and (vi) 10.00% at any time thereafter.
          (i) Section 4.20 of the Credit Agreement is amended in its entirety to read as follows:
               4.20 Escrow Deposit. [Intentionally deleted.]
          (j) Section 4.21 of the Credit Agreement is amended in its entirety to read as follows:
               4.21 Future Discussions. [Intentionally deleted.]
          (k) Section 4.22 of the Credit Agreement is amended in its entirety as follows:
4.22 Financial Consultant. At all times prior to the Maturity Date, the Borrower shall retain, at its own expense, the services of a financial consultant reasonably acceptable to the Agent and the Lenders, on terms and conditions acceptable to the Agent and the Lenders. The Agent and the Lenders, and their respective representatives, shall have unlimited access to such financial consultant and any reports or other documents prepared by such financial consultant.
          (l) Section 6.1(i) of the Credit Agreement is deleted in its entirety.
          (m) For the avoidance of doubt, the Borrower acknowledges and agrees that, notwithstanding any provision in the Credit Agreement to the contrary, the Lenders have no obligation to make any additional Loans to the Borrower, and amounts repaid may not be reborrowed.
          (n) Exhibit B to the Credit Agreement is hereby deleted and replaced in its entirety with Exhibit B attached hereto.
          (o) Schedule 4.3 to the Credit Agreement is hereby deleted and replaced in its entirety with Schedule 4.3 attached hereto.
     3. Closing Conditions. This Amendment No. 6 shall become effective upon the execution and delivery of this Amendment No. 6 by the Borrower, the Lenders and the Agent, and the following:
          (a) payment of interest accrued on the Loans from and after March 31, 2010 through and including April 28, 2010 at the Base Rate in effect prior to the effective date of this Amendment;
          (b) the receipt by the Agent of a resolution of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment No. 6, certified to be accurate and complete by the Secretary or Assistant Secretary of the Borrower;
          (c) the receipt by the Agent of a certificate of the President or Vice President of the Borrower to the effect that the representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are accurate and complete in all material respects and that no Default or Event of Default exists other than the Existing Defaults (as defined below); and
          (d) the receipt by the Agent of such other documents and instruments relating hereto as the Agent shall reasonably request.
     4. Representations and Warranties; No Default.
          (a) The execution and delivery of this Amendment No. 6 has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate or result in a default under the Borrower’s Articles of Incorporation or By-Laws, any applicable law or governmental regulation or any material agreement to which the Borrower is a party or by which it is bound.
          (b) The representations and warranties of the Borrower in the Credit Agreement are true and correct in all material respects and, except for the Existing Defaults, no Default or Event of Default exists.
     5. Limited Waiver. Upon satisfaction of the conditions set forth in Section 3, the Agent and each Lender hereby waive the existing Events of Default under the Credit Agreement disclosed by the Borrower to the Agent as of April 29, 2010 (the “Existing Defaults”); provided that such waiver does not in any way extend to the Borrower’s compliance with the Credit Agreement, as amended hereby, on and after the date of this Amendment No. 6. The Borrower agrees that, except as set forth in the previous sentence, nothing contained herein shall be construed as a waiver by the Agent or the Lenders of the Borrower’s compliance with each representation, warranty or covenant contained in the Credit Agreement and that no waiver of any provision of the Credit Agreement by the Agent or the Lenders has occurred. The Borrower further agrees that nothing contained herein shall impair the right of the Agent or the Lenders to require strict performance by the Borrower of the Credit Agreement.
     6. Amendment Fees. The Agent, the Lenders and the Borrower acknowledge that the Borrower has previously agreed to pay to the Agent, for the ratable account of the Lenders, an amendment fee of $1,163,000 (the “Fifth Amendment Fee”), which Fifth Amendment Fee was fully earned by the Lenders upon execution of Amendment No. 5. Notwithstanding anything to the contrary in Amendment No. 5, the Fifth Amendment Fee shall be due and payable on the earlier to occur of (i) the date on which the Loans are paid in full or (ii) the Maturity Date. In addition to the Fifth Amendment Fee, the Borrower shall pay a fee in an amount equal to the balance in the Escrow Account (as defined in the Credit Agreement prior to giving effect to this Amendment No. 6) after payment of outstanding interest in accordance with Section 3(a) hereof (the “Sixth Amendment Fee”), which Sixth Amendment Fee shall be fully earned by the Lenders and payable on the date hereof. The Fifth Amendment Fee and the Sixth Amendment Fee shall be in addition to any other amendment fee or other fee payable pursuant to any other agreement or other Loan Document.
     7. Waiver, Release of Claims, and Indemnification. The Borrower, for itself and each and all of its officers, employees, agents, shareholders, members, directors, heirs, successors, and assigns, does hereby fully, unconditionally, and irrevocably waive and release the Agent and the Lenders and their respective officers, employees, agents, directors, shareholders, affiliates, attorneys, successors, and assigns (each a “Released Party”), of and from any and all claims, liabilities, obligations, causes of action, defenses, counterclaims, and setoffs, of any kind, whether known or unknown and whether in contract, tort, statute, or under any other legal theory, arising out of or relating to any act or omission by the Agent, any Lender or any other Released Party, on or before the date of this Amendment No. 6. The Borrower agrees to defend, indemnify, and hold the Agent, each Lender and each other Released Party harmless from and against any and all losses, costs, expenses, damages, or liabilities (including reasonable attorneys’ fees) incurred in connection with any demand, claim, counterclaim, cause of action, or proceeding brought as a result of, or arising out of, or in any way related to any of the Loan Documents, this Amendment No. 6, any documents executed in connection with or related to any of the Loan Documents, the performance by the Agent and each Lender under any of the Loan Documents or any documents executed in connection with or related to this Amendment No. 6 or any of the other Loan Documents, or any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Loans. Notwithstanding the foregoing, the Borrower shall not have any obligation to defend, indemnify, or hold the Agent, any Lender or any other Released Party harmless with respect to any loss, cost, expense, damage, or liability resulting solely from willful misconduct on the part of the Agent, such Lender or such other Released Party.
     8. Governing Law. This Amendment No. 6 shall be governed by and construed in accordance with the internal laws (without regard to the conflict of law provisions) of the State of Wisconsin.
     9. Costs and Expenses. The Borrower agrees to pay to the Agent and each Lender all costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Agent or such Lender in connection with the negotiation, execution and delivery of this Amendment No. 6.
     10. Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 6, remains in full force and effect.
     11. Relief from the Automatic Stay. As a material inducement to the Agent and the Lenders to enter into this Amendment No. 6, the Borrower hereby stipulates and agrees that the Agent and the Lenders shall be entitled to relief from the automatic stay imposed by 11 U.S.C. § 362 or any similar stay or suspension of remedies under any other federal or state law in the event the Borrower becomes subject to a bankruptcy or other insolvency proceeding, to allow the Agent and the Lenders to exercise their rights and remedies under the Loan Documents.
     12. Counterparts. This Amendment No. 6 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
Signature Page Follows

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 6 as of the date first set forth above.

ANCHOR BANCORP WISCONSIN INC.
BY:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender
BY:
Name:
Title:

ASSOCIATED BANK, NATIONAL ASSOCIATION
BY:
Name:
Title:

BANK OF AMERICA, N.A.
BY:
Name:
Title: